UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

Arcellx, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41259	47-2855917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bridge Parkway

Redwood City, CA 94065

(Address of principal executive offices, including zip code)

(240) 327-0630

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Derek Yoon from Board of Directors

On March 17, 2025, Arcellx, Inc. (the “Company”) was notified by Derek Yoon that he intended to resign from the Company’s board of directors (the “Board”) and from the Board committees on which he served. The effective date of his resignation was March 18, 2025. There were no disagreements between the Company and Mr. Yoon on any matter relating to its operations, policies or practices.

Change in Board Size

On March 18, 2025, the Board increased the number of its authorized directors from seven to eight.

Appointment of Andrew Galligan to Board of Directors

On March 18, 2025, the Board appointed Andrew Galligan to fill one of the two vacancies on the Board, effective March 18, 2025, as a Class I director for a term that will expire at the annual meeting of stockholders to be held in 2026, subject to his earlier resignation, death or removal. Mr. Galligan was also appointed at that time to serve on the Audit Committee of the Board (the “Audit Committee”).

Most recently, Mr. Galligan served as Chief Financial Officer at Nevro Corp., a medical device company in the implantable spinal cord stimulation market, until July 2020. During his 10-year tenure at Nevro Corp., he built the finance and operations group from commercial launch and drove year-over-year revenue growth. Prior to that, he was Vice President, Finance and Chief Financial Officer at Ooma, Inc., where he currently serves as a board member. Before that, he served in the same executive capacity at Reliant Technologies, Inc. and helped complete its acquisition by Thermage, Inc. Mr. Galligan’s biotechnology industry executive experience also includes senior financial leadership roles at Metrika Inc. (acquired by Bayer), Corcept Therapeutics Incorporated, and Amira Medical Inc. (acquired by Roche). Mr. Galligan received a B.B.S. in Business and Finance from Trinity College, Dublin University (Ireland) and is also a Fellow of the Institute of Chartered Accountants in Ireland.

As a non-employee director, Mr. Galligan will be entitled to receive nondiscretionary, automatic grants of stock options and standard annual cash retainers for membership on the Board and the respective committees under the Company’s Outside Director Compensation Policy, as most recently amended on March 18, 2025 (the “Outside Director Compensation Policy”), as follows: an annual cash retainer of $50,000 for service on the Board; an annual cash retainer of $10,000 for service on the Audit Committee; an initial award of stock options covering a number of shares of the Company’s common stock (“Options”) having a grant date fair value of $850,000 at the time of grant, which units will vest on an annual basis ratably over three years; and an annual award of Options having a grant date fair value of $425,000 at the time of grant, which award shall vest in full on the earlier of the one-year anniversary of the grant date or the date of the annual meeting next following the grant date.

The Company also entered into an indemnification agreement with Mr. Galligan in the same form as its standard form of indemnification agreement with its other directors.

There are no family relationships between Mr. Galligan, on the one hand, and any director or executive officer of the Company, on the other hand, and Mr. Galligan was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Galligan has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Appointment of Kristin Myers to Board of Directors

On March 18, 2025, the Board appointed Kristin Myers to fill one of the two vacancies on the Board, effective March 18, 2025, as a Class III director for a term that will expire at the annual meeting of stockholders to be held in 2025, subject to her earlier resignation, death or removal. Ms. Myers was also appointed at that time to serve on the Corporate Governance and Nominating Committee of the Board (the “Nominating Committee”).

Ms. Myers brings 20+ years of healthcare experience, including senior leadership roles across the payer, provider and medtech sectors. She has served as the Chief Operating Officer at Blue Cross Blue Shield Association, Inc. (“BCBS”) since September 2024, where she leads strategic, operational and technology teams to support the BCBS System. Prior to joining BCBS, Ms. Myers founded and led Hopscotch Healthcare, Inc. as the Chief Executive Officer from September 2021 to June 2024, an organization which stands up primary care centers serving vulnerable patient populations across rural America. From February 2020 to September 2021, she served as the Chief Operating Officer of Unified Women’s Healthcare, LLC, an industry-leading women’s healthcare company. Earlier in her career, Ms. Myers also held several positions of increasing responsibility at Aetna Inc., beginning as Chief of Staff to the CEO and Chairman, and eventually rising to President of the Great Lakes Region. Ms. Myers’ career also included time in venture capital investing in the healthcare and biotech sectors. Ms. Myers holds a B.S. in Biomedical Engineering from the University of Wisconsin-Madison and an M.B.A. from Harvard Business School.

As a non-employee director, Ms. Myers will be entitled to receive nondiscretionary, automatic grants of stock options and standard annual cash retainers for membership on the Board and the respective committees under the Outside Director Compensation Policy, as follows: an annual cash retainer of $50,000 for service on the Board; an annual cash retainer of $5,000 for service on the Nominating Committee; an initial award of Options having a grant date fair value of $850,000 at the time of grant, which units will vest on an annual basis ratably over three years; and an annual award of Options having a grant date fair value of $425,000 at the time of grant, which award shall vest in full on the earlier of the one-year anniversary of the grant date or the date of the annual meeting next following the grant date.

The Company also entered into an indemnification agreement with Ms. Myers in the same form as its standard form of indemnification agreement with its other directors.

There are no family relationships between Ms. Myers, on the one hand, and any director or executive officer of the Company, on the other hand, and Ms. Myers was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Ms. Myers has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 20, 2025, the Company issued a press release announcing the appointments of Mr. Galligan and Ms. Myers as directors. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARCELLX, INC.

Date: March 20, 2025	By:	/s/ Rami Elghandour
Rami Elghandour
Chief Executive Officer